Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
April 24, 2017	President and CEO
Phone: 412/364-1913

WVS FINANCIAL CORP. ANNOUNCES

SPECIAL CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors declared a special $0.04 cash dividend on the common stock of the Company, payable on May 18, 2017 to the stockholders of record at the close of business on May 8, 2017.

There is no assurance or representation that a special cash dividend will be paid in the future.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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